EXHIBIT 99.1

NEWS RELEASE – For Immediate Distribution

Body and Mind Inc. Expands Production Capability in Nevada with New Conditional Use Permit

VANCOUVER, B.C., CANADA (June 20, 2019) – Body and Mind Inc. (CSE: BAMM, OTC PINK: BMMJ) (the “Company” or “BaM”), a multi-state operator in California, Nevada, Ohio and Arkansas, today announced receipt of a conditional use permit from Clark County, Nevada for a new production facility located within one mile of the Pepper Lane cultivation facility.

The new facility will be located within an existing commercial building where the Company has secured a long-term lease. Architect plans are complete, and the space has been custom designed to produce edibles, oils and extracts at scale. The Company estimates the new facility to be approximately 7,500 square feet with construction expected to commence in the next 30 to 45 days.

“We appreciate the support of Clark County and we are looking forward to significant expansion of all aspects of our production. The new facility plans include high-volume extraction equipment to dramatically increase capacity and efficiency of our extraction products including oils, wax, live resin and ambrosia.” stated Robert Hasman, President of Nevada Medical Group LLC and board member of Body and Mind.“ We currently have strong demand for our edible brands and new mechanization equipment and space planning is anticipated to enable us to meet the increased interest for our current and future products. We estimate the potential to increase production of edibles five-fold while reducing unit costs by 40%.”

The Company is currently testing new edible, oil and extraction products that upon successful testing will be manufactured at the new facility and marketed under the Body and Mind marquis life-style brand.

The new production facility is anticipated to be operational within 90 days pending license transfer approvals from local and state authorities. The Company plans to move the current production licence and will not need to apply for a new license.

Neither the Canadian Securities Exchange nor its Regulation Services Provider (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please contact:

Michael Mills

Tel: 800-361-6312

mmills@bamcannabis.com

About Body and Mind

BaM is a well capitalized publicly traded company investing in high quality medical and recreational cannabis cultivation, production and retail. Body and Mind has a strategic investment by Australis Capital Inc. Our wholly owned Nevada subsidiary was awarded one of the first medical marijuana cultivation licences and holds cultivation and production licenses. BaM products include dried flower, edibles, topicals, extracts as well as GPEN Gio cartridges and Lucid Mood offerings. BaM cannabis strains have won numerous awards including the 2019 Las Vegas Weekly Bud Bracket, Las Vegas Hempfest Cup 2016, High Times Top Ten, the NorCal Secret Cup and the Emerald Cup.

BaM continues to expand operations in Nevada, California, Arkansas and Ohio and is dedicated to increasing shareholder value by focusing time and resources on improving operational efficiencies, facility expansions, state licensing opportunities as well as mergers and acquisitions.

Please visit www.bamcannabis.com for more information.

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.